UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 265 Henderson, Nevada	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3266

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 17, 2010, Spectrum Pharmaceuticals, Inc. (the “Company”) filed with the SEC a Form 12b-25, Notification of Late Filing, with respect to it’s 10-K for the year ended December 31, 2009. In the Form 12b-25, the Company stated the following:

Consistent with the trend of an increase in net loss for the nine month period through September 30, 2009 as compared to the comparable period in fiscal year 2008, net loss for the fiscal year ended December 31, 2009 may increase significantly from the net loss reported for the fiscal year ended December 31, 2008, primarily attributable to increased sales and marketing expenses, including payroll costs, incurred with the launch of Zevalin (acquired in December 2008) and Fusilev (launched in late 2008).

Quantitative comparisons of the net loss for the first nine months of fiscal year 2009 are contained in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on November 12, 2009. The Registrant will report the fiscal year 2009 net loss when it has finalized its fiscal year 2009 financial statements on or before March 31, 2010.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

March 22, 2010

By:   /s/ Shyam Kumaria
Shyam Kumaria
Vice President, Finance